Exhibit 5.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

www.wilmerhale.com

February 25, 2022

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Thermo Fisher Scientific (Finance I) B.V.

Takkebijsters 1

4817 BL Breda

Netherlands

Re:	Registration Statement on Form S-3 of Thermo Fisher Scientific Inc. and Thermo Fisher Scientific (Finance I) B.V.

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), and Thermo Fisher Scientific (Finance I) B.V., a limited liability company organized and existing under the laws of the Netherlands (“Thermo Fisher International”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”):

(i)	senior debt securities of the Company (the “Senior Debt Securities”);

(ii)	subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iii)	common stock, $1.00 par value per share (the “Common Stock”);

(iv)	preferred stock, $100 par value per share (the “Preferred Stock”);

(v)	depositary shares representing fractional interests in a share or multiple shares of Preferred Stock (the “Depositary Shares”);

(vi)	contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”);

(vii)

units, consisting of one or more securities, including shares of Common Stock or Preferred Stock, Debt Securities, Depositary Shares, Warrants, or Purchase Contracts, in any combination, which may or may not be separable from one another (the “Units”);

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(viii)	warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”);

(ix)	senior debt securities of Thermo Fisher International (the “Thermo Fisher International Debt Securities”); and

(x)	guarantees by the Company of the Thermo Fisher International Debt Securities (the “Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to the Senior Indenture (the “Senior Indenture”) dated as of November 20, 2009 between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee, which trustee has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures,” and each individually, an “Indenture”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company to be named, as depositary. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase contract agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Thermo Fisher International Debt Securities and the Guarantees may be issued pursuant to the Senior Indenture (the “Thermo Fisher International Indenture”) dated as of August 9, 2016 by and among Thermo Fisher International, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which trustee has been duly qualified under the Trust Indenture Act.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Bylaws of the Company (as restated and/or amended from time to time, the “Bylaws”) and minutes of meetings of the Board of Directors of the Company as provided to us by the Company.

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In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity, completeness and accuracy of all corporate records provided to us and all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We have relied as to certain matters on information obtained from public officials, officers and other representatives of the Company and directors and other representatives of Thermo Fisher International, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements and term sheets, as applicable, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) in the case of Subordinated Debt Securities, (a) the Subordinated Indenture will be duly authorized, executed and delivered by the trustee named therein in substantially the form filed as Exhibit 4.2 to the Registration Statement, and (b) the Subordinated Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee; (v) in the case of Debt Securities, the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (vi) in the case of any Thermo Fisher International Debt Securities offered, that (a) the Thermo Fisher International Indenture has been duly authorized, executed and delivered by the parties thereto other than the Company, (b) any supplemental indenture relating to a series of Thermo Fisher International Debt Securities and Guarantees to be issued under the Thermo Fisher International Indenture will be duly authorized, executed and delivered by the parties named therein other than the Company and (c) the Thermo Fisher International Debt Securities will be duly authenticated by the trustee named in the Thermo Fisher International Indenture; (vii) any Depositary Agreement, Purchase Contract Agreement, Unit Agreement or Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (xi) if issued in certificated form, valid book entry notations for the issuance of the Common Stock or the Preferred Stock will have been duly made in the share register of the Company; (xii) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xiii) that Thermo Fisher International will be validly existing as a limited liability company and in good standing under the laws of the Netherlands; (xiv) any Purchase Contract Agreement, Unit Agreement or Warrant Agreement will be governed by the laws of the State of New York; and (xv) the accuracy of the opinion letter, dated February 25, 2022, of Linklaters LLP, which is being filed as Exhibit 5.2 to the Registration Statement.

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We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or Thermo Fisher International, as applicable, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of each of the Company and Thermo Fisher International (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or Thermo Fisher International or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion herein with respect to compliance by the Company or Thermo Fisher International with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel for Thermo Fisher International with respect to matters of Dutch law, or other applicable foreign law.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company or Thermo Fisher International; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating

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to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages; (ix) limiting a party’s recovery of certain damages or losses; (x) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies; (xi) purporting to establish in advance standards of commercial reasonableness; (xii) which includes any waiver of any right of subrogation, indemnification or reimbursement; or (xiii) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Senior Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Senior Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment thereof and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Subordinated Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Subordinated Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting agreement or other purchase agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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3. With respect to shares of Common Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, By-laws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

4. With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation, By-laws and Authorizing Resolutions, (iii) the shares of the series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

5. With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and such Certificate of Designation has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate of Incorporation, and By-laws, (iv) the Depositary Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

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6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with the Warrant Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to the Thermo Fisher International Debt Securities, when (i) all valid and necessary company action on the part of Thermo Fisher International has been taken by Thermo Fisher International in conformity with Thermo Fisher International’s Deed of Incorporation and Articles of Association (the “Thermo Fisher International Authorizing Actions”), (ii) the terms of the Thermo Fisher International Debt Securities and of their issuance and sale have been duly established in conformity with the Thermo Fisher International Indenture and the Thermo Fisher International Authorizing Actions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Thermo Fisher International and comply with any requirement or

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restriction imposed by any court or governmental body having jurisdiction over Thermo Fisher International, (iii) such Thermo Fisher International Debt Securities have been duly executed by Thermo Fisher International and authenticated by the trustee in accordance with the Thermo Fisher International Indenture and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus in accordance with the applicable underwriting or other purchase agreement against payment therefor and (iv) Thermo Fisher International has received the consideration provided for in the Thermo Fisher International Authorizing Actions and the applicable underwriting agreement or other purchase agreement, such Thermo Fisher International Debt Securities will constitute valid and binding obligations of Thermo Fisher International, enforceable against Thermo Fisher International in accordance with their terms.

10. With respect to the Guarantees, when (i) the Thermo Fisher International Debt Securities and the related Guarantees are specifically authorized for issuance by the Authorizing Resolutions and by the Thermo Fisher International Authorizing Actions, as applicable, (ii) the terms of the Thermo Fisher International Debt Securities and the related Guarantees and their issue and sale have been duly established in conformity with the Thermo Fisher International Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or Thermo Fisher International and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Thermo Fisher International, (iii) such Guarantees have been duly executed and authenticated in accordance with the Thermo Fisher International Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Thermo Fisher International Debt Securities and the related Guarantees has been duly authorized and validly executed and delivered by the Company and Thermo Fisher International and the other parties thereto and (v) Thermo Fisher International has received the consideration provided for in the Authorizing Resolutions and Thermo Fisher International Authorizing Actions, as applicable, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not

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hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING

HALE AND DORR LLP